UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 17, 2009
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

45 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant’s telephone number, including area code)

35 Northeast Industrial Road
Branford, Connecticut 06405
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

As previously announced, on August 23, 2009, Neurogen Corporation (“Neurogen”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Ligand”) and Neon Signal, LLC, a direct wholly-owned subsidiary of Ligand (“Merger Sub”).  Under the Merger Agreement, Ligand would acquire Neurogen pursuant to a reverse triangular merger, whereby Merger Sub would merge with and into Neurogen, with Neurogen as the surviving corporation (the “Merger”).

As previously announced, the Merger Agreement was amended on September 18, 2009 by an Amendment to Agreement and Plan of Merger to clarify the definition of the defined term “Target Net Cash Amount”, and on November 2, 2009 by an Amendment No. 2 to Agreement and Plan of Merger to change the defined term “Outside Date” to mean December 24, 2009.

On December 17, 2009, Ligand, Neurogen and Merger Sub entered into an Amendment No. 3 to Agreement and Plan of Merger (“Amendment No. 3”), pursuant to which $600,000 in cash was added to the merger consideration for the Neurogen stockholders, and Neurogen’s right to terminate the Merger Agreement if the indicated aggregate value of the shares of Ligand common stock to be issued in the Merger, after giving effect to the 4,200,000-share cap, would be less than approximately $11,000,000 was eliminated.  Amendment No. 3 also specified the Determination Date to be December 15, 2009 and changed the Outside Date to December 31, 2009.

In connection with Amendment No. 3, the special meeting of the Neurogen stockholders to vote on the Merger was postponed from Friday, December 18, 2009 to Wednesday, December 23, 2009, and assuming the satisfaction or waiver of all conditions to closing the Merger, the Merger would be consummated shortly thereafter on the same date.

Additional Information and Where to Find It

Ligand has filed with the SEC a Registration Statement on Form S-4, which includes a proxy statement of Neurogen and other relevant materials in connection with the proposed Merger. The proxy statement, which also constitutes a Ligand prospectus, has been mailed to Neurogen stockholders.  Neurogen stockholders are urged to read the proxy statement and the other relevant materials because they will contain important information about Ligand, Neurogen and the proposed Merger. The proxy statement and other relevant materials, and any other documents filed by Ligand or Neurogen with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, Neurogen stockholders may obtain free copies of the documents filed with the SEC by Ligand by going to the Investor Relations page on Ligand’s corporate website at www.ligand.com, and free copies of the documents filed with the SEC by Neurogen by going to the Investor Relations page on Neurogen’s corporate website at www.neurogen.com. Neurogen stockholders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed Merger.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 to Agreement and Plan of Merger, by and among Ligand Pharmaceuticals Incorporated, Neurogen Corporation, and Neon Signal, LLC, dated December 17, 2009
99.1	Press release, dated December 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

By:/s/ Stephen R. Davis
Name: Stephen R. Davis
Date: December 17, 2009	Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 3 to Agreement and Plan of Merger, by and among Ligand Pharmaceuticals Incorporated, Neurogen Corporation, and Neon Signal, LLC, dated December 17, 2009
99.1	Press release, dated December 17, 2009